Exhibit 99.1


 Forest City Reports Third-Quarter and Year-to-Date Financial Results

    CLEVELAND--(BUSINESS WIRE)--Dec. 8, 2005--Forest City Enterprises, Inc. (NYSE:FCEA) (NYSE:FCEB) today announced revenues, net earnings and EBDT for the third quarter and nine months ended October 31, 2005. All per-share figures are adjusted for the Company's two-for-one stock split effective July 11, 2005.
    For the third quarter ended October 31, 2005, consolidated revenues increased to $291.2 million compared with $250.3 million for the third quarter a year ago. Third-quarter net earnings were $12.9 million, or $0.13 per share, compared with $37.3 million, or $0.37 per share, in 2004. EBDT was $64.3 million, or $0.63 per share, compared with last year's third-quarter EBDT of $82.6 million, or $0.81 per share.
    For the nine-month period ended October 31, 2005, consolidated revenues increased to $911.6 million compared with $750.9 million in 2004. Net earnings were $55.3 million, or $0.54 per share, compared with $79.4 million, or $0.78 per share, in the prior year. EBDT (Earnings Before Depreciation, Amortization and Deferred Taxes) for the nine months was $196.8 million, or $1.92 per share, compared with last year's $208.7 million, or $2.05 per share.
    EBDT and EBDT per share are non-Generally Accepted Accounting Principles (GAAP) measures. A reconciliation of net earnings (the most directly comparable GAAP measure to EBDT) to EBDT is provided in the Financial Highlights table in this news release.
    Charles A. Ratner, president and chief executive officer of Forest City Enterprises, said, "Our third-quarter and year-to-date financial performance was in line with our expectations and our operating plans for the 2005 fiscal year. Despite timing issues that have affected the comparison of our year-to-date numbers, we believe these results will be more than offset by a strong performance in the fourth quarter. We remain on target for a record year, our 26th consecutive year of EBDT growth."
    The 6.3 percent decrease in EBDT per share for the first nine months of 2005 and 22.2 percent decrease for the third quarter are mostly attributed to Stapleton financing income recognized in 2004; the increased loss for The Nets (basketball team), which the Company did not own in the first half of 2004; and 2004 EBDT from the Lumber Trading Group, which was sold in the fourth quarter of last year. These items were partially offset by increases in sales of outlot land in the Commercial Group.
    Net earnings were down for both the year-to-date period and quarter ended October 31, 2005, primarily due to the timing of dispositions of operating properties. In addition to the items described above, the year-to-date comparison was also affected by a one-time charge to earnings from the adoption of FASB Interpretation No. 46 (R) in the first quarter of 2004, and a favorable change in the Company's effective tax rate (resulting from a change in the Ohio tax law) in 2005.
    Comparable property net operating income (NOI) - defined as NOI from properties operated during comparable periods in both 2005 and 2004 - increased 2.5 percent in the first nine months of 2005. Year-to-date comparable property NOI for the retail portfolio was up
2.5 percent and the office portfolio was down 0.6 percent. Lease rollovers in Cleveland, Pittsburgh and San Jose unfavorably impacted the office portfolio. The residential portfolio comparable property NOI increased 3.6 percent - a substantial improvement over the prior year and further evidence of continued improvement in the residential rental market after a three-year downturn.
    Year-to-date 2005 comparable occupancies were up in total compared with the same period a year ago. Retail occupancies were 93.3 percent compared with 92.3 percent last year; office occupancies were 94.2 percent compared with 92.5 percent last year; and residential increased to 93.1 percent from 92.6 percent.
    Comparable property NOI, a non-GAAP financial measure, is based on the pro-rata consolidation method, also a non-GAAP financial measure. Included in this release is an exhibit that presents comparable property NOI on the full consolidation method.

    Real Estate Highlights

    A schedule of the Company's project openings and acquisitions, and the pipeline of projects under construction is included in this news release. Highlighted below are several of the Company's recent and upcoming project openings, projects under construction, and projects under development. The attached exhibit includes comparable project costs on both a pro-rata share and full consolidation basis.

    Openings

    In the first three fiscal quarters, the Company opened or acquired eight projects. With two project openings already in the fourth quarter, Forest City has opened everything that it planned to open during fiscal 2005, at a total cost of $511.5 million on a full consolidation basis and $538.0 million at the Company's share.
    In October 2005, Forest City opened the $149 million Simi Valley Town Center open-air regional lifestyle center in Southern California. The 660,000-square-foot center features anchor tenants Macy's and Robinsons-May, and more than 110 premier specialty shops including Anthropologie, Abercrombie & Fitch, Coach, Ann Taylor Loft and Urban Outfitters, and six restaurants including California Pizza Kitchen and Dakota's Great Steakhouse. The town center is 90 percent leased and traffic is strong. The Company has a commitment to permanently finance the project at a fixed rate below 6 percent.
    Forest City also completed and opened two rental residential communities during the third quarter. 100 Landsdowne is an 18-story, 203-unit rental residential community (representing $66.2 million of cost on both a full consolidation and pro-rata share basis) that is the final building to be completed at the Company's University Park at MIT life sciences park near Boston. Ashton Mill is a Civil War-era cotton mill near Providence, Rhode Island, that has been transformed into more than 190 apartment units at a cost of $45.3 million (on both a full consolidation and pro-rata share basis).
    In September, IKEA held the grand opening of its new 310,000-square-foot store in the Chicago suburb of Bolingbrook, Illinois. The IKEA store is the first phase of Forest City's adjacent 698,000-square-foot, $109.3 million Bolingbrook Town Center, an open-air regional lifestyle center that will feature Macy's and Bass Pro Shops Outdoor World when it is completed in 2007.

    Additional openings in the fourth quarter include:

    -- Sterling Glen of Lynbrook, a 100-unit senior housing community (representing $30.8 million on a full consolidation basis and $24.6 million of cost at the Company's share) located next to a nature preserve on Long Island.

    -- Met Lofts, which features 264 loft apartments in the growing South Park neighborhood of downtown Los Angeles - with $32.7 million of cost at the Company's share.

    -- Northfield at Stapleton, which opened a Super Target and a Circuit City as the first anchors at the 1.1-million-square-foot lifestyle retail center in Denver. Nearby, the 186,000-square-foot Bass Pro Shops opened in November. See "Denver Stapleton" section for more information on this project.

    Projects Under Construction

    As of the end of the third quarter, Forest City's pipeline included 13 projects under construction - three retail, three office, five residential communities and two condominiums -- representing a total cost of $629.3 million on a full consolidation basis and $1.2 billion of cost at the Company's pro-rata share. Of the 13 projects under construction, seven are scheduled to open in 2006.
    Among the projects under construction are large, complex commercial developments from coast to coast, including: the 1.5 million-square-foot, 52-story New York Times Headquarters building in Manhattan; the 1-million-square-foot San Francisco Centre - Emporium retail project in downtown San Francisco; and the 22-acre Illinois Science + Technology Park in the Chicago suburb of Skokie, Illinois. For more on the life sciences park near Chicago, refer to the "Science + Technology Group Update" later in this release.
    Despite significant cost pressures for building materials, the cost of these projects has already been committed to by contract, and the Company expects to complete these projects on time and on budget. See the Company's Pipeline schedule in this news release for a complete listing of projects under construction.

    Projects Under Development

    At the end of the third quarter, the Company had more than 20 projects under development, representing approximately $2 billion. During the quarter, Forest City reached important milestones at a number of projects under development.
    The Commercial Group is expected to break ground soon on The Orchard Town Center in the Denver suburb of Westminster, Colorado. Scheduled to open in 2006, this $125.0 million (cost at full consolidation and on a pro-rata basis), 853,000-square-foot development will be an anchored open-air lifestyle center featuring retail, dining and residential venues.
    In September, Forest City Ratner Companies (the New York City affiliate of Forest City) announced that the New York State transit agency has accepted the Company's $100 million offer to acquire 8.3 acres of land in Brooklyn for the development of its 21-acre Brooklyn Atlantic Yards project, which is scheduled to begin construction next year. Atlantic Yards' centerpiece is expected to be a new arena for the Nets basketball team.
    In October, the Company entered into a joint venture partnership agreement with Magna Entertainment Corp. for the planned development of The Village at Gulfstream Park, a 55-acre mixed-use project in Hallandale, Florida. The planned first phase includes the integration of a lifestyle shopping, residential, hotel and entertainment venue with Magna's expanded and renovated Gulfstream Park racetrack.
    In downtown Dallas, the Residential Group entered the market with its Mercantile Bank redevelopment project, which will consist of 210 rental apartments, as well as a new 152-unit apartment building and the redevelopment of the adjacent Continental Building into 165 condominium units. During the third quarter, Forest City acquired the first building for redevelopment and solidified the public/private partnership that will be integral to the success of the project.
    The Residential Group will break ground this month on The Uptown Apartments, which will include 665 rental residential units in center city Oakland. During the third quarter, after approximately five years of work, the Company closed on a $160 million tax-exempt bond deal for the project - the largest single issue in California history. In addition to the apartments, the project will include 9,000 square feet of retail space on 6 acres near a mass transit station, 15 minutes from downtown San Francisco.

    Science + Technology Group Update

    Just as Forest City is completing University Park at MIT, Forest City's Science + Technology Group has two other large life science projects under development. In the Chicago suburb of Skokie, Illinois, Forest City has begun repositioning and redevelopment of a $77.5 million (cost at full consolidation and on a pro-rata share basis), 22-acre life sciences park known as Illinois Science + Technology Park. The Company plans to renovate or redevelop four existing structures and replace others with new research and office facilities. Forest City has also begun development of the first phase of an 80-acre mixed-use project adjacent to the Johns Hopkins University medical campus in East Baltimore, Maryland. The first phase is expected to include approximately 1 million square feet of life sciences office space and up to 850 residential units. Johns Hopkins has committed to occupy at least 100,000 square feet of the first 275,000-square-foot building.
    Forest City has been selected to participate in exclusive negotiations for the development of two other life sciences office campuses. In the third quarter, Forest City was selected to negotiate for the rights to develop a 14-acre office campus for Case Western Reserve University School of Medicine in Cleveland. In the fourth quarter, Forest City won exclusive negotiating rights for the 160-acre Fitzsimons life sciences office park adjacent to the Company's Denver Stapleton project. Forest City would focus on developing build-to-suit office and research space for life sciences companies interested in working with the University of Colorado at Denver Health Sciences Center and the University of Colorado Hospital, which are also expanding to the Fitzsimons campus. The project involves the adaptive re-use of a former U.S. Army base and hospital.

    Denver Stapleton and Land Development Update

    The third quarter of 2005 saw the Company's mixed-use redevelopment of Stapleton continuing to move forward as one of the premier new urban communities in the nation. At the new 1.1-million-square-foot Northfield at Stapleton, Super Target, Circuit City and Bass Pro Shops Outdoor World Superstore are now open for business. Additional phases, which will include main street retail, an 18-screen theater complex and a Foley's department store, are scheduled to be completed next year.
    Sales and development of land for residential use have remained strong. During the third quarter, Stapleton's builders sold 248 homes and residents moved into 220 homes. Since inception in 2001, Stapleton has had 2,364 homes sold and 1,913 occupied.
    During the third quarter, Forest City acquired more than 400 acres in Aberdeen, North Carolina, for the development of a new master-planned golf community to be known as Legacy Lakes. Plans for the community call for the development of more than 600 single-family and multifamily homes, to be built by a mix of national and local builders and clustered in villages and enclaves throughout the project.
    At the end of the third quarter, the Company owned approximately 8,700 acres of land involving 39 projects in 9 states.

    Financing Activity

    Forest City continues to take advantage of current interest rates and attractive debt markets for its project financings, with primary emphasis on locking in fixed-rate nonrecourse mortgages. During the first nine months of fiscal 2005, Forest City closed on transactions totaling $922.6 million in nonrecourse mortgage financings, including $321.1 million for new development projects and acquisitions, $512.4 million in refinancings, and $89.1 million in loan extensions.
    At October 31, 2005, the Company's weighted average cost of mortgage debt increased to 5.92 percent from 5.74 percent at October 31, 2004, primarily due to the general increases in short-term rates. Fixed-rate mortgage debt, which represented 68 percent of the Company's total nonrecourse mortgage debt, decreased from 6.58 percent at October 31, 2004 to 6.33 percent at October 31, 2005. The variable-rate mortgage debt increased from 3.92 percent at October 31, 2004 to 5.02 percent at October 31, 2005.

    Outlook

    Ratner said, "2005 continues to be a good year for us. Our retail portfolio is growing, our office properties are focused in good markets, the residential business is rebounding from three very tough years, and the land business is robust and expanding. Throughout our business, we are building our capabilities and our portfolio in our core markets. Our experience with open-air regional lifestyle centers, life science office parks, adaptive reuse rental residential apartments, condominiums, and master-planned communities gives us a competitive advantage.
    "We are pleased with our performance to date and confident that our momentum heading into our fourth quarter will result in a very successful year for the Company in fiscal 2005. We are on track for 2005 to be our 26th consecutive year of EBDT growth."

    Corporate Description

    Forest City Enterprises, Inc. is a $7.8 billion NYSE-listed national real estate company. The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate throughout the United States.

    Supplemental Package

    Please refer to the Investor Relations section of the Company's website at www.forestcity.net for a Supplemental Package, which the Company will also furnish to the Securities and Exchange Commission on Form 8-K. This Supplemental Package includes operating and financial information for the third quarter and nine months ended October 31, 2005, with reconciliations of non-GAAP financial measures, such as comparable net operating income and pro-rata financial statements, to their most directly comparable GAAP financial measures.

    EBDT

    The Company uses an additional measure, along with net earnings, to report its operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly titled measures reported by other companies.
    The Company believes that EBDT provides additional information about its core operations and, along with net earnings, is necessary to understand its operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. The Company believes EBDT is important to investors because it provides another method for the investor to measure its long-term operating performance, as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.
    EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges from real estate operations of Forest City Rental Properties Corporation, a wholly owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes;
iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings of the equity method investment.
    EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP, in the table titled Financial Highlights below and in the Company's Supplemental Package, which the Company will also furnish to the SEC on Form 8-K. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because it believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties. The Company's EBDT may not be directly comparable to similarly titled measures reported by other companies.

    Pro-Rata Consolidation Method

    This press release contains certain financial measures prepared in accordance with GAAP under the full consolidation accounting method and certain financial measures prepared in accordance with the pro-rata consolidation method, a non-GAAP financial measure. The Company presents certain financial amounts under the pro-rata method because it believes this information is useful to investors as this method reflects the manner in which the Company operates its business. In line with industry practice, the Company has made a large number of investments in which its economic ownership is less than 100 percent as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the Company presents its investments proportionate to its share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities as consolidated at 100 percent if deemed to be under its control or if the Company is deemed to be the primary beneficiary of the variable interest entities ("VIE"), even if its ownership is not 100 percent. The Company provides reconciliations from the full consolidation method to the pro-rata consolidation method, in the exhibits below and throughout its Supplemental Package, which the Company will also furnish to the SEC on Form 8-K.

    Safe Harbor Language

    Statements made in this news release that state the Company or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, real estate development and investment risks, economic conditions in the Company's target markets, reliance on major tenants, the impact of terrorist acts, the Company's substantial leverage and the ability to service debt, guarantees under the Company's credit facility, changes in interest rates, continued availability of tax-exempt government financing, the sustainability of substantial operations at the subsidiary level, significant geographic concentration, illiquidity of real estate investments, dependence on rental income from real property, conflicts of interest, competition, potential liability from syndicated properties, effects of uninsured loss, environmental liabilities, partnership risks, litigation risks, risks associated with an investment in a professional sports franchise, and other risk factors as disclosed from time to time in the Company's SEC filings, including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2005.



            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
             Nine Months Ended October 31, 2005 and 2004
            (dollars in thousands, except per share data)

                            Three Months Ended,
                                October 31,        Increase (Decrease)
                          ------------------------ -------------------
                             2005        2004        Amount    Percent
                          ------------------------ ----------- -------
Operating Results:
Earnings from continuing
 operations                    $7,810     $17,181     $(9,371)
Discontinued operations,
 net of tax and minority
 interest(1)                    5,094      20,159     (15,065)
Cumulative effect of
 change in accounting
 principle, net of tax              -           -           -
                          ------------------------ -----------
Net earnings                  $12,904     $37,340    $(24,436)
                          ======================== ===========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes (EBDT)(2)     $64,250     $82,585    $(18,335)  -22.2%
                          ======================== ===========

Reconciliation of Net
 Earnings to Earnings
 Before Depreciation,
         Amortization and
          Deferred Taxes
          (EBDT)(2):

  Net Earnings                $12,904     $37,340    $(24,436)

  Depreciation and
   amortization - Real
   Estate Groups(5)            46,276      41,695       4,581
  Depreciation and
   amortization - equity
   method investments(3)            -           -           -

  Amortization of
   mortgage procurement
   costs - Real Estate
   Groups                       3,026       3,372        (346)

  Deferred income tax
   expense - Real Estate
   Groups(6)                   12,906      34,540     (21,634)

  Deferred income tax
   expense - Non-Real
   Estate Groups:(6)
        Gain on
         disposition of
         other
         investments                -           -           -
        Gain on
         disposition of
         Lumber Group               -           -           -

  Current income tax
   expense on non-
   operating earnings:(6)
        Gain on
         disposition of
         other
         investments                -           -           -
        Gain on
         disposition
         included in
         discontinued
         operations                 -         219        (219)
        Gain on
         disposition
         recorded on
         equity method            220           -         220

 Straight-line rent
  adjustment(4)                (1,200)     (3,184)      1,984

 Provision for decline in
  real estate, net of
  minority interest             2,120           -       2,120

 Provision for decline in
  real estate recorded on
  equity method                     -           -           -

 Gain on disposition
  recorded on equity
  method                       (2,526)          -      (2,526)

 Gain on disposition of
  other investments                 -           -           -

 Discontinued
  operations:(1)
        Gain on
         disposition of
         rental
         properties            (9,476)    (31,625)     22,149
        Loss on
         disposition of a
         division of
         Lumber Group               -           -           -
        Minority interest
         - Gain on sale             -         228        (228)

  Cumulative effect of
   change in accounting
   principle, net of tax            -           -           -
                          ------------------------ -----------

  Earnings Before
   Depreciation,
   Amortization and
   Deferred Taxes
   (EBDT)(2)                  $64,250     $82,585    $(18,335)  -22.2%
                          ======================== ===========

Diluted Earnings per
 Common Share:

Earnings from continuing
 operations                     $0.08       $0.17      $(0.09)
Discontinued operations,
 net of tax and minority
 interest(1)                     0.05        0.20       (0.15)
Cumulative effect of
 change in accounting
 principle, net of tax              -           -           -
                          ------------------------ -----------
Net earnings                    $0.13       $0.37      $(0.24)
                          ======================== ===========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes (EBDT)(2)       $0.63       $0.81      $(0.18)  -22.2%
                          ======================== ===========

Operating earnings, net
 of tax (a non-GAAP
 financial measure)             $0.09       $0.22      $(0.13)

Provision for decline in
 real estate, net of tax        (0.02)          -       (0.02)

Gain on disposition of
 rental properties and
 other investments, net
 of tax                          0.07        0.19       (0.12)

Minority interest               (0.01)      (0.04)       0.03

Cumulative effect of
 change in accounting
 principle, net of tax              -           -           -

                          ------------------------ -----------
Net earnings                    $0.13       $0.37      $(0.24)
                          ======================== ===========

Diluted weighted average
 shares outstanding       102,675,753 101,838,256     837,497
                          ======================== ===========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
             Nine Months Ended October 31, 2005 and 2004
            (dollars in thousands, except per share data)

                             Nine Months Ended,
                                October 31,        Increase (Decrease)
                          ------------------------ -------------------
                             2005        2004        Amount    Percent
                          ------------------------ ----------- -------
Operating Results:
Earnings from continuing
 operations                   $50,382     $54,023     $(3,641)
Discontinued operations,
 net of tax and minority
 interest(1)                    4,902      36,604     (31,702)
Cumulative effect of
 change in accounting
 principle, net of tax              -     (11,261)     11,261
                          ------------------------ -----------
Net earnings                  $55,284     $79,366    $(24,082)
                          ======================== ===========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes (EBDT)(2)    $196,839    $208,701    $(11,862)   -5.7%
                          ======================== ===========

Reconciliation of Net
 Earnings to Earnings
 Before Depreciation,
         Amortization and
          Deferred Taxes
          (EBDT)(2):

  Net Earnings                $55,284     $79,366    $(24,082)

  Depreciation and
   amortization - Real
   Estate Groups(5)           138,513     128,049      10,464
  Depreciation and
   amortization - equity
   method investments(3)            -         237        (237)

  Amortization of
   mortgage procurement
   costs - Real Estate
   Groups                       8,659       9,685      (1,026)

  Deferred income tax
   expense - Real Estate
   Groups(6)                   17,892      65,949     (48,057)

  Deferred income tax
   expense - Non-Real
   Estate Groups:(6)
        Gain on
         disposition of
         other
         investments              174           -         174
        Gain on
         disposition of
         Lumber Group               -          89         (89)

  Current income tax
   expense on non-
   operating earnings:(6)
        Gain on
         disposition of
         other
         investments               60           -          60
        Gain on
         disposition
         included in
         discontinued
         operations                 -        (140)        140
        Gain on
         disposition
         recorded on
         equity method          8,147        (209)      8,356

 Straight-line rent
  adjustment(4)                (6,183)     (2,646)     (3,537)


 Provision for decline in
  real estate, net of
  minority interest             4,694           -       4,694

 Provision for decline in
  real estate recorded on
  equity method                   704           -         704

 Gain on disposition
  recorded on equity
  method                      (21,023)    (31,996)     10,973

 Gain on disposition of
  other investments              (606)          -        (606)

 Discontinued
  operations:(1)
        Gain on
         disposition of
         rental
         properties            (9,476)    (52,931)     43,455
        Loss on
         disposition of a
         division of
         Lumber Group               -       1,093      (1,093)
        Minority interest
         - Gain on sale             -         894        (894)

  Cumulative effect of
   change in accounting
   principle, net of tax            -      11,261     (11,261)
                          ------------------------ -----------

  Earnings Before
   Depreciation,
   Amortization and
   Deferred Taxes
   (EBDT)(2)                 $196,839    $208,701    $(11,862)   -5.7%
                          ======================== ===========

Diluted Earnings per
 Common Share:

Earnings from continuing
 operations                     $0.49       $0.53      $(0.04)
Discontinued operations,
 net of tax and minority
 interest(1)                     0.05        0.36       (0.31)
Cumulative effect of
 change in accounting
 principle, net of tax              -       (0.11)       0.11
                          ------------------------ -----------
Net earnings                    $0.54       $0.78      $(0.24)
                          ======================== ===========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes (EBDT)(2)       $1.92       $2.05      $(0.13)   -6.3%
                          ======================== ===========

Operating earnings, net
 of tax (a non-GAAP
 financial measure)             $0.48       $0.60      $(0.12)

Provision for decline in
 real estate, net of tax        (0.04)          -       (0.04)

Gain on disposition of
 rental properties and
 other investments, net
 of tax                          0.18        0.50       (0.32)

Minority interest               (0.08)      (0.21)       0.13

Cumulative effect of
 change in accounting
 principle, net of tax              -       (0.11)       0.11

                          ------------------------ -----------
Net earnings                    $0.54       $0.78      $(0.24)
                          ======================== ===========

Diluted weighted average
 shares outstanding       102,490,316 101,772,346     717,970
                          ======================== ===========



            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
             Nine Months Ended October 31, 2005 and 2004
                        (dollars in thousands)

                              Three Months Ended,
                                  October 31,      Increase (Decrease)
                              -------------------- -------------------
                                2005      2004        Amount   Percent
                              -------------------- -------------------
Operating Earnings (a non-
 GAAP financial measure) and
 Reconciliation to Net
 Earnings:
Revenues from real estate
 operations
  Commercial Group             $217,285  $178,195      $39,090
  Residential Group              56,184    50,369        5,815
  Land Development Group         17,767    21,749       (3,982)
  Corporate Activities                -         4           (4)
                              -------------------- ------------
       Total Revenues           291,236   250,317       40,919   16.3%

Operating expenses             (175,354) (148,693)     (26,661)
Interest expense, including
 early extinguishment of debt   (70,270)  (67,759)      (2,511)
Amortization of mortgage
 procurement costs(5)            (3,564)   (3,764)         200
Depreciation and
 amortization(5)                (44,008)  (37,190)      (6,818)
Interest income                   5,080    28,907      (23,827)
Equity in earnings of
 unconsolidated entities         16,113    10,777        5,336
Provision for decline in real
 estate recorded on equity
 method                               -         -            -
Gain on disposition recorded
 on equity method                (2,526)        -       (2,526)
Revenues from discontinued
 operations(1)                      265    39,298      (39,033)
Expenses from discontinued
 operations(1)                   (1,439)  (37,179)      35,740
                              -------------------- ------------

Operating earnings (a non-
 GAAP financial measure)         15,533    34,714      (19,181)
                              -------------------- ------------

Income tax expense(6)            (7,171)  (11,737)       4,566
Income tax expense from
 discontinued
 operations(1)(6)                (3,208)  (13,291)      10,083
Income tax expense on non-
 operating earnings items
 (see below)                      3,818    12,418       (8,600)
                              -------------------- ------------

Operating earnings, net of
 tax (a non-GAAP financial
 measure)                         8,972    22,104      (13,132)
                              -------------------- ------------

Provision for decline in real
 estate                          (3,480)        -       (3,480)

Provision for decline in real
 estate recorded on equity
 method                               -         -            -

Gain on disposition recorded
 on equity method                 2,526         -        2,526

Gain on disposition of other
 investments                          -         -            -

Gain on disposition of rental
 properties included in
 discontinued operations(1)       9,476    31,625      (22,149)
Loss on disposition of a
 division included in
 discontinued operations(1)           -         -            -

Income tax benefit (expense)
 on non-operating
 earnings:(6)
     Provision for decline in
      real estate                   819         -          819
     Provision for decline in
      real estate recorded on
      equity method                   -         -            -
     Gain on disposition of
      other investments               -         -            -
     Gain on disposition
      recorded on equity
      method                       (975)        -         (975)
     Gain on disposition of
      rental properties
      included in
      discontinued operations    (3,662)  (12,418)       8,756
     Loss on disposition of a
      division included in
      discontinued operations         -         -            -
                              -------------------- ------------
Income tax expense on non-
 operating earnings (see
 above)                          (3,818)  (12,418)       8,600
                              -------------------- ------------

Minority interest in
 continuing operations             (772)   (3,677)       2,905

Minority interest in
 discontinued operations:(1)
     Operating earnings               -       (66)          66
     Gain on disposition of
      rental properties               -      (228)         228
                              -------------------- ------------
                                      -      (294)         294
                              -------------------- ------------

Minority interest                  (772)   (3,971)       3,199
                              -------------------- ------------

Cumulative effect of change
 in accounting principle, net
 of tax                               -         -            -
                              -------------------- ------------

Net earnings                    $12,904   $37,340     $(24,436)
                              ==================== ============


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
             Nine Months Ended October 31, 2005 and 2004
                        (dollars in thousands)

                               Nine Months Ended,
                                  October 31,      Increase (Decrease)
                              -------------------- -------------------
                                2005      2004        Amount   Percent
                              -------------------- -------------------
Operating Earnings (a non-
 GAAP financial measure) and
 Reconciliation to Net
 Earnings:
Revenues from real estate
 operations
  Commercial Group             $670,822  $534,234     $136,588
  Residential Group             163,487   145,608       17,879
  Land Development Group         77,241    71,082        6,159
  Corporate Activities                -         4           (4)
                              -------------------- ------------
       Total Revenues           911,550   750,928      160,622   21.4%

Operating expenses             (538,880) (432,632)    (106,248)
Interest expense, including
 early extinguishment of debt  (213,817) (183,126)     (30,691)
Amortization of mortgage
 procurement costs(5)           (10,326)  (10,773)         447
Depreciation and
 amortization(5)               (130,383) (111,252)     (19,131)
Interest income                  18,819    36,843      (18,024)
Equity in earnings of
 unconsolidated entities         46,029    60,671      (14,642)
Provision for decline in real
 estate recorded on equity
 method                             704         -          704
Gain on disposition recorded
 on equity method               (21,023)  (31,996)      10,973
Revenues from discontinued
 operations(1)                    3,309   130,265     (126,956)
Expenses from discontinued
 operations(1)                   (4,796) (120,122)     115,326
                              -------------------- ------------

Operating earnings (a non-
 GAAP financial measure)         61,186    88,806      (27,620)
                              -------------------- ------------

Income tax expense(6)           (18,953)  (36,854)      17,901
Income tax expense from
 discontinued
 operations(1)(6)                (3,087)  (24,161)      21,074
Income tax expense on non-
 operating earnings items
 (see below)                      9,933    32,803      (22,870)
                              -------------------- ------------

Operating earnings, net of
 tax (a non-GAAP financial
 measure)                        49,079    60,594      (11,515)
                              -------------------- ------------

Provision for decline in real
 estate                          (6,100)        -       (6,100)

Provision for decline in real
 estate recorded on equity
 method                            (704)        -         (704)

Gain on disposition recorded
 on equity method                21,023    31,996      (10,973)

Gain on disposition of other
 investments                        606         -          606

Gain on disposition of rental
 properties included in
 discontinued operations(1)       9,476    52,931      (43,455)
Loss on disposition of a
 division included in
 discontinued operations(1)           -    (1,093)       1,093

Income tax benefit (expense)
 on non-operating
 earnings:(6)
     Provision for decline in
      real estate                 1,814         -        1,814
     Provision for decline in
      real estate recorded on
      equity method                 272         -          272
     Gain on disposition of
      other investments            (234)        -         (234)
     Gain on disposition
      recorded on equity
      method                     (8,123)  (12,655)       4,532
     Gain on disposition of
      rental properties
      included in
      discontinued operations    (3,662)  (20,580)      16,918
     Loss on disposition of a
      division included in
      discontinued operations         -       432         (432)
                              -------------------- ------------
Income tax expense on non-
 operating earnings (see
 above)                          (9,933)  (32,803)      22,870
                              -------------------- ------------

Minority interest in
 continuing operations           (8,163)  (19,782)      11,619

Minority interest in
 discontinued operations:(1)
     Operating earnings               -      (322)         322
     Gain on disposition of
      rental properties               -      (894)         894
                              -------------------- ------------
                                      -    (1,216)       1,216
                              -------------------- ------------

Minority interest                (8,163)  (20,998)      12,835
                              -------------------- ------------

Cumulative effect of change
 in accounting principle, net
 of tax                               -   (11,261)      11,261
                              -------------------- ------------

Net earnings                    $55,284   $79,366     $(24,082)
                              ==================== ============


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
              Nine Months Ended October 31, 2005 and 2004
                            (in thousands)

1) Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties and a division which have been sold or held for sale are reported as discontinued operations.

2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight- line method; iii) noncash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes;
iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). See our discussion of EBDT in the news release.

3) Amount represents depreciation expense for certain syndicated properties accounted for on the equity method of accounting under both full consolidation and pro-rata consolidation (a non-GAAP financial measure). See our discussion of pro-rata consolidation in the news release.

4) The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

5) The following table provides detail of Depreciation and Amortization and Amortization of mortgage procurement costs. The Company's Real Estate Groups are owned by Forest City Rental Properties Corporation, a wholly-owned subsidiary engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.



                                Depreciation and   Depreciation and
                                   amortization       amortization
                               ---------------------------------------
                               Three Months Ended  Nine Months Ended
                                   October 31,         October 31,
                               ---------------------------------------
                                 2005      2004      2005      2004
                               ---------------------------------------

Full Consolidation               $44,008  $37,190   $130,383 $111,252
Non-Real Estate Groups              (198)    (288)      (736)    (869)
                               ---------------------------------------
Real Estate Groups Full
 Consolidation                    43,810   36,902    129,647  110,383
Real Estate Groups related to
 minority interest                (3,828)  (2,582)   (11,822)  (6,653)
Real Estate Groups Equity
 Method                            6,294    6,211     19,825   19,998
Real Estate Groups Discontinued
 Operations                            -    1,164        863    4,321
                               ---------------------------------------
Real Estate Groups Pro-Rata
 Consolidation                   $46,276  $41,695   $138,513 $128,049
                               =======================================

                                Amortization of     Amortization of
                                    mortgage            mortgage
                                procurement costs   procurement costs
                               ---------------------------------------
                               Three Months Ended  Nine Months Ended
                                   October 31,         October 31,
                               ---------------------------------------
                                 2005      2004      2005      2004
                               ---------------------------------------

Full Consolidation                $3,564   $3,764    $10,326  $10,773
Non-Real Estate Groups               (84)     (41)      (286)    (140)
                               ---------------------------------------
Real Estate Groups Full
 Consolidation                     3,480    3,723     10,040   10,633
Real Estate Groups related to
 minority interest                  (757)    (671)    (2,302)  (1,981)
Real Estate Groups Equity
 Method                              303      281        906      845
Real Estate Groups Discontinued
 Operations                            -       39         15      188
                               ---------------------------------------
Real Estate Groups Pro-Rata
 Consolidation                    $3,026   $3,372     $8,659   $9,685
                               =======================================

                               Three Months Ended  Nine Months Ended
                                   October 31,         October 31,
                               ---------------------------------------
                                 2005      2004      2005      2004
                               ---------------------------------------
(6) The following table          (in thousands)      (in thousands)
 provides detail of Income Tax
 Expense (Benefit):

(A) Operating earnings
           Current               $(1,860) $(9,005)   $(5,138) $(9,909)
           Deferred                8,875   20,742     17,820   34,108
                               ---------------------------------------
                                   7,015   11,737     12,682   24,199
                               ---------------------------------------

(B) Provision for decline in
 real estate
           Deferred                 (819)       -     (1,814)       -
           Deferred - Equity
            method investment          -        -       (272)       -
                               ---------------------------------------
                                    (819)       -     (2,086)       -
                               ---------------------------------------
(C) Gain on disposition of
 other investments
           Current - Non-Real
            Estate Groups              -        -         60        -
           Deferred - Non-Real
            Estate Groups              -        -        174        -
                               ---------------------------------------
                                       -        -        234        -
                               ---------------------------------------
(D) Gain on disposition
 recorded on equity method
          Current                    220        -      8,147     (209)
          Deferred                   755        -        (24)  12,864
                               ---------------------------------------
                                     975        -      8,123   12,655
                               ---------------------------------------

       Subtotal(A)(B)(C)(D)
          Current                 (1,640)  (9,005)     3,069  (10,118)
          Deferred                 8,811   20,742     15,884   46,972
                               ---------------------------------------
          Income tax expense       7,171   11,737     18,953   36,854
                               ---------------------------------------

(E) Discontinued operations -
 Rental Properties
          Operating earnings
          Current                   (461)    (543)      (498)    (265)
          Deferred                     7      364        (77)     183
                               ---------------------------------------
                                    (454)    (179)      (575)     (82)

         Gain on disposition of
          rental properties
         Current                       -      219          -      381
         Deferred                  3,662   12,199      3,662   20,199
                               ---------------------------------------
                                   3,662   12,418      3,662   20,580
                               ---------------------------------------
                                   3,208   12,239      3,087   20,498
                               ---------------------------------------

      Subtotal(A)(B)(C)(D)(E)
          Current                 (2,101)  (9,329)     2,571  (10,002)
          Deferred                12,480   33,305     19,469   67,354
                               ---------------------------------------
                                 $10,379  $23,976    $22,040  $57,352
                               ---------------------------------------

(F) Discontinued operations -
 Lumber Group
          Operating earnings
          Current                      -    2,289          -    4,212
          Deferred                     -   (1,237)         -     (117)
                               ---------------------------------------
                                       -    1,052          -    4,095
         Loss on disposition of
          a division of Lumber
          Group
         Current                       -        -          -     (521)
         Deferred                      -        -          -       89
                               ---------------------------------------
                                       -        -          -     (432)
                               ---------------------------------------
                                       -    1,052          -    3,663
                               ---------------------------------------
      Subtotal(E)(F)               3,208   13,291      3,087   24,161
                               ---------------------------------------

      Grand
       Total(A)(B)(C)(D)(E)(F)
          Current                 (2,101)  (7,040)     2,571   (6,311)
          Deferred                12,480   32,068     19,469   67,326
                               ---------------------------------------
                                  10,379   25,028     22,040   61,015
                               ---------------------------------------
      Recap of Grand Total:
        Real Estate Groups
          Current                  1,147   (6,608)    13,571   (3,222)
          Deferred                12,906   34,540     17,892   65,949
                               ---------------------------------------
                                  14,053   27,932     31,463   62,727
        Non-Real Estate Groups
          Current                 (3,248)    (432)   (11,000)  (3,089)
          Deferred                  (426)  (2,472)     1,577    1,377
                               ---------------------------------------
                                  (3,674)  (2,904)    (9,423)  (1,712)
                               ---------------------------------------
       Grand Total               $10,379  $25,028    $22,040  $61,015
                               =======================================

Development Pipeline
--------------------
October 31, 2005
2005 Openings and Acquisitions (8)

                                                       Cost at
                                                        FCE
                                                        Pro-
                                         Cost at        Rata
                             FCE   Pro-  Full           Share
               Dev          Legal  Rata  Consol- Total  (Non-
               (D)  Date    Owner- FCE % idation  Cost   GAAP) Sq. ft.
Property/      Acq Opened/  ship%  (i)   (GAAP)  at 100%  (b)  /No. of
Location       (A) Acquired (i)(1) (2)    (a)     (3)   (2)x(3) Units
---------------------------------------- -----------------------------
                                            (in millions)
                                         ----------------------
Retail Centers:
Saddle Rock
 Village/           Q1-05/
 Aurora, CO     D   Q3-06    80.0% 100.0% $33.8  $33.8   $33.8 354,000
Short Pump
 Town Center
 Expansion/
 Richmond, VA   D   Q3-05    50.0% 100.0%  27.3   27.3    27.3  88,000
Simi Valley Town
 Center/Simi
 Valley, CA     D   Q3-05    85.0% 100.0% 149.0  149.0   149.0 660,000
                                         -----------------------------
                                        $210.1 $210.1 $210.1 1,102,000
                                         --------------------=========
Office:
                                         -----------------------------
Ballston Common
 Office Center/
 Arlington, VA  A   Q2-05    50.0% 100.0% $63.0  $63.0   $63.0 176,000
                                         ---------------------========

Residential:
23 Sidney
 Street/
 Cambridge, MA  D   Q1-05   100.0% 100.0% $17.8  $17.8   $17.8      51
Metro 417(m)/Los
 Angeles, CA    D   Q2-05    75.0% 100.0%  78.3   78.3    78.3     277
100 Landsdowne
 Street/
 Cambridge, MA  D   Q3-05   100.0% 100.0%  66.2   66.2    66.2     203
Ashton Mill/
 Cumberland, RI D   Q3-05    90.0% 100.0%  45.3   45.3    45.3     193
                                         -----------------------------
                                         $207.6 $207.6  $207.6     724
                                         ---------------------========

                                         ---------------------
Total 2005 Openings (b)                  $480.7 $480.7  $480.7
                                         =====================



----------------------------------------------------------------------
Residential Phased-In Units (c) (e):                            Opened
                                                               in '05/
                                                                Total
                                                               -------
Newport Landing/
 Coventry, OH   D   2002-05  50.0%  50.0%  $0.0  $16.0    $8.0  60/336
Arbor Glen/
 Twinsburg, OH  D   2004-07  50.0%  50.0%   0.0   18.4     9.2  48/288
Woodgate/
 Evergreen
 Farms/Olmsted
 Township, OH   D   2004-07  33.0%  33.0%   0.0   22.9     7.6 168/348
                                         -----------------------------
Total (b) (f)                              $0.0  $57.3   $24.8 276/972
                                         =============================

----------------------------------------------------------------------
See attached October 31, 2005 footnotes.



Development Pipeline
--------------------
October 31, 2005
Under Construction (13)
                                             Cost at
                                                FCE
                                               Pro-
                               Cost at         Rata
            Anti-  FCE   Pro-   Full           Share
Pro-    Dev cipat- Legal Rata  Consol-  Total  (Non-             Pre-
perty/  (D)  ed   Owner- FCE%  idation  Cost   GAAP)  Sq. ft./   Lea-
Loc-    Acq Open-  ship%  (i)  (GAAP)  at 100%  (b)    No. of    sed
ation   (A)  ing  (i)(1)  (2)    (a)     (3)  (2)X(3)   Units      %
------------------------------ ---------------------------------------
                                    (in millions)
                               ----------------------
Retail Centers:
Northfield at
 Stapleton
 (p)/       Q4-05/
 Denver,    Q1-06/
 CO       D Q3-06  95.0% 97.4% $176.7  $176.7 $172.1 1,117,000(n) 60%
San Francisco
 Centre -
 Emporium
 (c)(j)/
 San Francisco,
 CA       D Q3-06  50.0% 50.0%    0.0   425.0  212.5   964,000(o) 67%
Bolingbrook
 South/
 Bolingbrook,
 IL       D Q1-07 100.0% 100.0% 109.3   109.3  109.3   698,000    30%
                               -------------------------------
                               $286.0  $711.0 $493.9 2,779,000
                               ----------------------=========
Office:
Illinois Science
 and Technology
 Park(r)/
 Skokie,
 IL     A/D Q3-06 100.0% 100.0% $77.5   $77.5  $77.5   673,000     0%
Edgeworth
 Building/
 Richmond,
 VA       D Q4-06 100.0% 100.0%  35.2    35.2   35.2   166,000    48%
New York
 Times(c)/
 Manhattan,
 NY       D Q2-07  28.0%  40.0%   0.0   415.0  166.0   734,000     0%
                               -------------------------------
                               $112.7  $527.7 $278.7 1,573,000
                               ----------------------=========

Residential:
Sterling Glen
 of Lynbrook
 (g)(k)/
 Lynbrook,
 NY       D Q4-05  80.0%  80.0% $30.8   $30.8  $24.6      100
Met Lofts(c)/
 Los Angeles,
 CA       D Q4-05  50.0%  50.0%   0.0    65.4   32.7      264
1255 S.
 Michigan
 (Central
 Station)/
 Chicago,
 IL       D Q1-06 100.0% 100.0% 126.6   126.6  126.6      502
Sterling
 Glen of
 Roslyn(g)(l)/
 Roslyn,
 NY       D Q2-06  40.0%  80.0%  73.2    73.2   58.6      158
Ohana
 Military
 Communities
 (c)(e)/
 Honolulu,  2005-
 HI       D 2008   10.0%  10.0%   0.0   316.5   31.7    1,952
                               -------------------------------
                               $230.6  $612.5 $274.2    2,976
                               ----------------------=========

Condominiums:                                               Pre-Sold %
                                                            ----------
1100 Wilshire(c)/
 Los Angeles,
 CA       D Q1-06  50.0%  50.0%  $0.0  $118.2  $59.1      228     66%
3800 Wilshire(c)/
 Los Angeles,
 CA       D Q3-06  50.0%  50.0%   0.0   153.3   76.7      238      0%
                               -------------------------------
                                 $0.0  $271.5 $135.8      466
                               ----------------------=========

Total Under
 Construction(b)(h)           $629.3 $2,122.7 $1,182.6
                              ========================
LESS: Above properties to be
 sold as condominiums           $0.0   $271.5   $135.8
                              ------------------------
Under Construction less
 Condominiums                 $629.3 $1,851.2 $1,046.8
                              ========================

----------------------------------------------------------------------
Residential Phased-In Units Under Construction(c)(e):
                                                        Under
                                                     Const./Total
                                                     ------------
Arbor Glen/
 Twinsburg,
 OH      D 2004-07 50.0%  50.0%  $0.0   $18.4   $9.2   96/288
Woodgate/
 Evergreen
 Farms/
 Olmsted
 Township,
 OH      D 2004-07 33.0%  33.0%   0.0    22.9    7.6   180/348
Pine Ridge
 Expansion/
 Willoughby
 Hills,
 OH      D 2005-06 50.0%  50.0%   0.0    16.4    8.2   162/162
                               --------------------------------
Total (b) (q)                    $0.0   $57.7  $25.0   438/798
                               ================================

----------------------------------------------------------------------

See attached October 31, 2005 footnotes.




OCTOBER 31, 2005 FOOTNOTES
----------------------------------------------------------------------

(a) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").
(b) Cost at pro-rata share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a Non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro- rata ownership by the total cost of the applicable property.
(c) Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.
(d) Not used.
(e) Phased-in openings. Costs are representative of the total project.
(f) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $24.8 million of cost consists of the Company's share of cost for unconsolidated investments of $24.8 million.
(g) Supported-living property.
(h) The difference between the full consolidation amount (GAAP) of $629.3 million of cost to the Company's pro-rata share (a non-GAAP measure) of $1,182.6 million of cost consists of a reduction to full consolidation for minority interest of $25.4 million of cost and the addition of its share of cost for unconsolidated investments of $578.7 million.
(i) As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For these projects, the Company provides funding for certain of its partners' equity contributions. The Company consolidates its investments in these projects in accordance with FIN No. 46(R) at a consolidation percentage that is reflected in the Pro-Rata FCE % column. These advances entitle the Company to a preferred return on investment, which is payable from cash flows of each respective property. At the point the Company is no longer entitled to a preferred return on a particular joint venture because the partner's advance has been repaid in full, the Company's net assets will be adjusted to its intended ownership percentage (reflected in the FCE Legal Ownership % column) by recording a minority interest to reflect the amount of the partner's claim on those net assets.
(j) This project will also include the option to purchase an adjacent retail center totaling 508,000 square feet.
(k) Formerly Tanglewood Crest.
(l) Formerly Bryant Landing.
(m) Formerly Subway Terminal.
(n) Includes 39,000 square feet of office space.
(o) Includes 235,000 square feet of office space.
(p) Phased opening: Phase I opens Q4-05, Phase II opens Q1-06, Phase III opens Q3-06.
(q) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $25.0 million of cost consists of Forest City's share of cost for unconsolidated investments of $25.0 million.
(r) Formerly Pfizer.



 Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
  (GAAP) (in thousands):

                          Three Months Ended October 31, 2005
                 -----------------------------------------------------
                   Full      Less      Plus         Plus      Pro-Rata
                   Consol-  Minority  Unconsol-  Discontinued  Consol-
                   idation  Interest   idated     Operations   idation
                   (GAAP)             Invest-                   (Non-
                                      ments at                  GAAP)
                                      Pro-Rata
                 -----------------------------------------------------
 Revenues from
  real estate
  operations     $291,236   $29,840    $81,644          $165 $343,205
 Exclude
  straight-line
  rent
  adjustment(1)    (3,245)        -          -             -   (3,245)
                 -----------------------------------------------------
 Adjusted
  revenues        287,991    29,840     81,644           165  339,960

 Operating
  expenses        175,354    15,892     49,633           274  209,369
 Add back
  depreciation
  and
  amortization
  for non-Real
  Estate
  Groups(b)           198         -        597             -      795
 Add back
  amortization of
  mortgage
  procurement
  costs for non-
  Real Estate
  Groups (d)           84         -        385             -      469
 Exclude
  straight-line
  rent
  adjustment(2)    (2,045)        -          -             -   (2,045)
                 -----------------------------------------------------
 Adjusted
  operating
  expenses        173,591    15,892     50,615           274  208,588

 Add interest
  income            5,080       536         58           100    4,702
 Add equity in
  earnings of
  unconsolidated
  entities         16,113         -    (14,733)            -    1,380
 Remove gain on
  disposition
  recorded on
  equity method    (2,526)        -      2,526             -        -
 Add back equity
  method
  depreciation
  and
  amortization
  expense (see
  below)            6,597         -     (6,597)            -        -
                 -----------------------------------------------------

 Net Operating
  Income          139,664    14,484     12,283            (9) 137,454

 Interest
  expense,
  including early
  extinguishment
  of debt         (70,270)   (7,767)   (12,283)       (1,165) (75,951)

 Gain on
  disposition of
  equity method
  rental
  properties(e)     2,526         -          -             -    2,526

 Gain on
  disposition of
  rental
  properties and
  other
  investments           -         -          -         9,476    9,476

 Provision for
  decline in real
  estate           (3,480)   (1,360)         -             -   (2,120)

 Depreciation and
  amortization -
  Real Estate
  Groups(a)       (43,810)   (3,828)    (6,294)            -  (46,276)

 Amortization of
  mortgage
  procurement
  costs - Real
  Estate
  Groups(c)        (3,480)     (757)      (303)            -   (3,026)

 Straight-line
  rent adjustment
  (1)+(2)           1,200         -          -             -    1,200

 Equity method
  depreciation
  and
  amortization
  expense (see
  above)           (6,597)        -      6,597             -        -
                 -----------------------------------------------------

 Earnings before
  income taxes     15,753       772          -         8,302   23,283

 Income tax
  provision        (7,171)        -          -        (3,208) (10,379)
                 -----------------------------------------------------

 Earnings before
  minority
  interest and
  discontinued
  operations        8,582       772          -         5,094   12,904

 Minority
  Interest           (772)     (772)         -             -        -
                 -----------------------------------------------------
 Earnings from
  continuing
  operations        7,810         -          -         5,094   12,904

 Discontinued
  operations, net
  of tax and
  minority
  interest:
    Operating
     earnings
     from Lumber
     Group              -         -          -             -        -
    Operating
     loss from
     rental
     properties      (720)        -          -           720        -
    Gain on
     disposition
     of rental
     properties     5,814         -          -        (5,814)       -
                 -----------------------------------------------------
                    5,094         -          -        (5,094)       -
                 -----------------------------------------------------

                 -----------------------------------------------------
 Net earnings     $12,904        $-         $-            $-  $12,904
                 =====================================================


 (a) Depreciation
  and amortization
  - Real Estate
  Groups          $43,810    $3,828     $6,294            $-  $46,276
 (b) Depreciation
  and amortization
  - Non-Real Estate
  Groups              198         -        597             -      795
                 -----------------------------------------------------
    Total
     depreciation
     and
     amortization $44,008    $3,828     $6,891            $-  $47,071
                 =====================================================

 (c) Amortization
  of mortgage
  procurement
  costs - Real
  Estate Groups    $3,480      $757       $303            $-   $3,026
 (d) Amortization
  of mortgage
  procurement
  costs - Non-
  Real Estate
  Groups               84         -        385             -      469
                 -----------------------------------------------------
    Total
     amortization
     of mortgage
     procurement
     costs         $3,564      $757       $688            $-   $3,495
                 =====================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended October 31, 2005, one equity method investment was sold, Flower Park Plaza, resulting in a pre-tax gain on disposition of $2,526. This gain has been reported in Equity in Earnings of Unconsolidated Entities in the Company's Consolidated Statement of Earnings and therefore is included in Earnings from Continuing Operations. For the three months ended October 31, 2004, there were no equity method investments sold.



 Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
  (GAAP) (in thousands):

                            Three Months Ended October 31, 2004
                     -------------------------------------------------
                       Full     Less     Plus        Plus     Pro-Rata
                      Consol-  Minority Unconsol-  Discont-    Consol-
                      idation  Interest  idated      inued     idation
                      (GAAP)            Invest-    Operations   (Non-
                                        ments at                GAAP)
                                        Pro-Rata
                     -------------------------------------------------

 Revenues from real
  estate operations  $250,317  $27,939   $67,448      $5,397 $295,223
 Exclude straight-
  line rent
  adjustment(1)        (4,915)       -         -        (202)  (5,117)
                     -------------------------------------------------
 Adjusted revenues    245,402   27,939    67,448       5,195  290,106

 Operating expenses   148,693   17,127    39,402       2,807  173,775
 Add back
  depreciation and
  amortization for
  non-Real Estate
  Groups(b)               288        -        37           -      325
 Add back
  amortization of
  mortgage
  procurement costs
  for non-Real
  Estate Groups (d)        41        -       148           -      189
 Exclude straight-
  line rent
  adjustment(2)        (1,942)       -         -           9   (1,933)
                     -------------------------------------------------
 Adjusted operating
  expenses            147,080   17,127    39,587       2,816  172,356

 Add interest income   28,907    2,536       156          67   26,594
 Add equity in
  earnings of
  unconsolidated
  entities             10,777        4    (8,582)          -    2,191
 Remove gain on
  disposition
  recorded on equity
  method                    -        -         -           -        -
 Add back equity
  method
  depreciation and
  amortization
  expense (see
  below)                6,492        -    (6,492)          -        -
                     -------------------------------------------------

 Net Operating
  Income              144,498   13,352    12,943       2,446  146,535

 Interest expense,
  including early
  extinguishment of
  debt                (67,759)  (6,422)  (12,943)     (1,862) (76,142)

 Gain on disposition
  of equity method
  rental
  properties(e)             -        -         -           -        -

 Gain on disposition
  of rental
  properties and
  other investments         -        -         -      31,397   31,397

 Provision for
  decline in real
  estate                    -        -         -           -        -

 Depreciation and
  amortization -
  Real Estate
  Groups(a)           (36,902)  (2,582)   (6,211)     (1,164) (41,695)

 Amortization of
  mortgage
  procurement costs
  - Real Estate
  Groups(c)            (3,723)    (671)     (281)        (39)  (3,372)

 Straight-line rent
  adjustment (1)+(2)    2,973        -         -         211    3,184

 Equity method
  depreciation and
  amortization
  expense (see
  above)               (6,492)       -     6,492           -        -
                     -------------------------------------------------

 Earnings before
  income taxes         32,595    3,677         -      30,989   59,907

 Income tax
  provision           (11,737)       -         -     (12,239) (23,976)
                     -------------------------------------------------

 Earnings before
  minority interest
  and discontinued
  operations           20,858    3,677         -      18,750   35,931

 Minority Interest     (3,677)  (3,677)        -           -        -
                     -------------------------------------------------
 Earnings from
  continuing
  operations           17,181        -         -      18,750   35,931

 Discontinued
  operations, net of
  tax and minority
  interest:
   Operating
    earnings from
    Lumber Group        1,409        -         -           -    1,409
   Operating loss
    from rental
    properties           (229)       -         -         229        -
   Gain on
    disposition of
    rental
    properties         18,979        -         -     (18,979)       -
                     -------------------------------------------------
                       20,159        -         -     (18,750)   1,409
                     -------------------------------------------------

                     -------------------------------------------------
 Net earnings         $37,340       $-        $-          $-  $37,340
                     =================================================


 (a) Depreciation
  and amortization -
  Real Estate Groups  $36,902   $2,582    $6,211      $1,164  $41,695
 (b) Depreciation
  and amortization -
  Non-Real Estate
  Groups                  288        -        37           -      325
                     -------------------------------------------------
    Total
     depreciation
     and
     amortization     $37,190   $2,582    $6,248      $1,164  $42,020
                     =================================================

 (c) Amortization
  of mortgage
  procurement costs
  - Real Estate
  Groups               $3,723     $671      $281         $39   $3,372
 (d) Amortization
  of mortgage
  procurement costs
  - Non-Real Estate
  Groups                   41        -       148           -      189
                     -------------------------------------------------
    Total
     amortization of
     mortgage
     procurement
     costs             $3,764     $671      $429         $39   $3,561
                     =================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended October 31, 2005, one equity method investment was sold, Flower Park Plaza, resulting in a pre-tax gain on disposition of $2,526. This gain has been reported in Equity in Earnings of Unconsolidated Entities in the Company's Consolidated Statement of Earnings and therefore is included in Earnings from Continuing Operations. For the three months ended October 31, 2004, there were no equity method investments sold.



 Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
  (GAAP) (in thousands):

                           Nine Months Ended October 31, 2005
                 -----------------------------------------------------

                   Full      Less      Plus        Plus     Pro-Rata
                   Consol-  Minority  Unconsol-  Discont-    Consol-
                   idation  Interest   idated      inued     idation
                   (GAAP)             Invest-    Operations  (Non-
                                      ments at               GAAP)
                                      Pro-Rata
                 -----------------------------------------------------

 Revenues from
  real estate
  operations     $911,550   $94,263   $231,690      $3,209 $1,052,186
 Exclude
  straight-line
  rent
  adjustment(1)   (11,989)        -          -           -    (11,989)
                 -----------------------------------------------------
 Adjusted
  revenues        899,561    94,263    231,690       3,209  1,040,197

 Operating
  expenses        538,880    49,253    142,648       1,682    633,957
 Add back
  depreciation
  and
  amortization
  for non-Real
  Estate
  Groups(b)           736         -      9,858           -     10,594
 Add back
  amortization of
  mortgage
  procurement
  costs for non-
  Real Estate
  Groups(d)           286         -        453           -        739
 Exclude
  straight-line
  rent
  adjustment(2)    (5,806)        -          -           -     (5,806)
                 -----------------------------------------------------
 Adjusted
  operating
  expenses        534,096    49,253    152,959       1,682    639,484

 Add interest
  income           18,819     1,713        505         100     17,711
 Add equity in
  earnings of
  unconsolidated
  entities         46,029         -    (40,103)          -      5,926
 Remove gain on
  disposition
  recorded on
  equity method   (21,023)        -     21,023           -          -
 Add back
  provision for
  decline
  recorded on
  equity method       704         -       (704)          -          -
 Add back equity
  method
  depreciation
  and
  amortization
  expense (see
  below)           20,731         -    (20,731)          -          -
                 -----------------------------------------------------

 Net Operating
  Income          430,725    46,723     38,721       1,627    424,350

 Interest
  expense,
  including early
  extinguishment
  of debt        (213,817)  (23,030)   (38,721)     (2,236)  (231,744)

 Gain on
  disposition of
  equity method
  rental
  properties(e)    21,023         -          -           -     21,023

 Gain on
  disposition of
  rental
  properties and
  other
  investments         606         -          -       9,476     10,082

 Provision for
  decline in real
  estate           (6,100)   (1,406)         -           -     (4,694)

 Provision for
  decline in real
  estate of
  equity method
  rental
  properties         (704)        -          -           -       (704)

 Depreciation and
  amortization -
  Real Estate
  Groups(a)      (129,647)  (11,822)   (19,825)       (863)  (138,513)

 Amortization of
  mortgage
  procurement
  costs - Real
  Estate
  Groups(c)       (10,040)   (2,302)      (906)        (15)    (8,659)

 Straight-line
  rent adjustment
  (1)+(2)           6,183         -          -           -      6,183

 Equity method
  depreciation
  and
  amortization
  expense (see
  above)          (20,731)        -     20,731           -          -
                 -----------------------------------------------------

 Earnings before
  income taxes     77,498     8,163          -       7,989     77,324

 Income tax
  provision       (18,953)        -          -      (3,087)   (22,040)
                 -----------------------------------------------------
 Earnings before
  minority
  interest,
  discontinued
  operations and
  cumulative
  effect of
  change in
  accounting
  principle        58,545     8,163          -       4,902     55,284

 Minority
  Interest         (8,163)   (8,163)         -           -          -
                 -----------------------------------------------------
 Earnings from
  continuing
  operations       50,382         -          -       4,902     55,284

 Discontinued
  operations, net
  of tax and
  minority
  interest:
   Operating
    earnings from
    Lumber Group        -         -          -           -          -
   Operating
    earnings
    (loss) from
    rental
    properties       (912)        -          -         912          -
   Loss on
    disposition
    of division
    of Lumber
    Group               -         -          -           -          -
   Gain on
    disposition
    of rental
    properties      5,814         -          -      (5,814)         -
                 -----------------------------------------------------
                    4,902         -          -      (4,902)         -
                 -----------------------------------------------------

 Cumulative
  effect of
  change in
  accounting
  principle, net
  of tax                -         -          -           -          -

                 -----------------------------------------------------
 Net earnings     $55,284        $-         $-          $-    $55,284
                 =====================================================


 (a) Depreciation
  and amortization
  - Real Estate
  Groups         $129,647   $11,822    $19,825        $863   $138,513
 (b) Depreciation
  and amortization
  - Non-Real Estate
  Groups              736         -      9,858           -     10,594
                 -----------------------------------------------------
   Total
    depreciation
    and
    amortization $130,383   $11,822    $29,683        $863   $149,107
                 =====================================================

 (c) Amortization
  of mortgage
  procurement
  costs - Real
  Estate Groups   $10,040    $2,302       $906         $15     $8,659
 (d) Amortization
  of mortgage
  procurement
  costs - Non-
  Real Estate
  Groups              286         -        453           -        739
                 -----------------------------------------------------
    Total
     amortization
     of mortgage
     procurement
     costs        $10,326    $2,302     $1,359         $15     $9,398
                 =====================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the nine months ended October 31, 2005, three equity method investments were sold including Flower Park Plaza, Showcase, and Colony Place, resulting in a pre-tax gain on disposition of $21,023. For the nine months ended October 31, 2004, three equity method investments were sold including Chapel Hill Mall, Chapel Hill Suburban, and Manhattan Town Center Mall, resulting in a pre-tax gain of $31,996 which is included in Equity in Earnings of Unconsolidated Entities in the Company's Consolidated Statement of Earnings.




 Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
  (GAAP) (in thousands):

                             Nine Months Ended October 31, 2004
                     -------------------------------------------------
                       Full     Less     Plus        Plus     Pro-Rata
                      Consol-  Minority Unconsol-  Discont-    Consol-
                      idation  Interest  idated      inued     idation
                      (GAAP)            Invest-    Operations   (Non-
                                        ments at                GAAP)
                                        Pro-Rata
                     -------------------------------------------------

 Revenues from real
  estate operations  $750,928 $107,607  $200,554     $20,658 $864,533
 Exclude straight-
  line rent
  adjustment(1)       (10,052)       -         -        (849) (10,901)
                     -------------------------------------------------
 Adjusted revenues    740,876  107,607   200,554      19,809  853,632

 Operating expenses   432,632   62,368   118,097       9,473  497,834
 Add back
  depreciation and
  amortization for
  non-Real Estate
  Groups(b)               869        -        77           -      946
 Add back
  amortization of
  mortgage
  procurement costs
  for non-Real Estate
  Groups(d)               140        -       266           -      406
 Exclude straight-
  line rent
  adjustment(2)        (8,250)       -         -          (5)  (8,255)
                     -------------------------------------------------
 Adjusted operating
  expenses            425,391   62,368   118,440       9,468  490,931

 Add interest income   36,843    3,715       116         123   33,367
 Add equity in
  earnings of
  unconsolidated
  entities             60,671        -   (55,661)          -    5,010
 Remove gain on
  disposition
  recorded on equity
  method              (31,996)       -    31,996           -        -
 Add back provision
  for decline
  recorded on equity
  method                    -        -         -           -        -
 Add back equity
  method depreciation
  and amortization
  expense (see below)  21,080        -   (20,843)          -      237
                     -------------------------------------------------

 Net Operating Income 402,083   48,954    37,722      10,464  401,315

 Interest expense,
  including early
  extinguishment of
  debt               (183,126) (20,538)  (37,722)     (6,837)(207,147)

 Gain on disposition
  of equity method
  rental
  properties(e)        31,996        -         -           -   31,996

 Gain on disposition
  of rental
  properties and
  other investments         -        -         -      52,037   52,037

 Provision for
  decline in real
  estate                    -        -         -           -        -

 Provision for
  decline in real
  estate of equity
  method rental
  properties                -        -         -           -        -

 Depreciation and
  amortization - Real
  Estate Groups(a)   (110,383)  (6,653)  (19,998)     (4,321)(128,049)

 Amortization of
  mortgage
  procurement costs -
  Real Estate
  Groups(c)           (10,633)  (1,981)     (845)       (188)  (9,685)

 Straight-line rent
  adjustment (1)+(2)    1,802        -         -         844    2,646

 Equity method
  depreciation and
  amortization
  expense (see above) (21,080)       -    20,843           -     (237)
                     -------------------------------------------------

 Earnings before
  income taxes        110,659   19,782         -      51,999  142,876

 Income tax provision (36,854)       -         -     (20,498) (57,352)
                     -------------------------------------------------

 Earnings before
  minority interest,
  discontinued
  operations and
  cumulative effect
  of change in
  accounting
  principle            73,805   19,782         -      31,501   85,524

 Minority Interest    (19,782) (19,782)        -           -        -
                     -------------------------------------------------
 Earnings from
  continuing
  operations           54,023        -         -      31,501   85,524

 Discontinued
  operations, net of
  tax and minority
  interest:
    Operating
     earnings from
     Lumber Group       5,764        -         -           -    5,764
    Operating
     earnings (loss)
     from rental
     properties            44        -         -         (44)       -
    Loss on
     disposition of
     division of
     Lumber Group        (661)       -         -           -     (661)
    Gain on
     disposition of
     rental
     properties        31,457        -         -     (31,457)       -
                     -------------------------------------------------
                       36,604        -         -     (31,501)   5,103
                     -------------------------------------------------

 Cumulative effect of
  change in
  accounting
  principle, net of
  tax                 (11,261)       -         -           -  (11,261)

                     -------------------------------------------------
 Net earnings         $79,366       $-        $-          $-  $79,366
                     =================================================


 (a) Depreciation
  and amortization -
  Real Estate Groups $110,383   $6,653   $19,998      $4,321 $128,049
 (b) Depreciation
  and amortization -
  Non-Real Estate
  Groups                  869        -        77           -      946
                     -------------------------------------------------
    Total
     depreciation and
     amortization    $111,252   $6,653   $20,075      $4,321 $128,995
                     =================================================

 (c) Amortization of
  mortgage
  procurement costs -
  Real Estate Groups  $10,633   $1,981      $845        $188   $9,685
 (d) Amortization of
  mortgage
  procurement costs -
  Non-Real Estate
  Groups                  140        -       266           -      406
                     -------------------------------------------------
    Total
     amortization of
     mortgage
     procurement
     costs            $10,773   $1,981    $1,111        $188  $10,091
                     =================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the nine months ended October 31, 2005, three equity method investments were sold including Flower Park Plaza, Showcase, and Colony Place, resulting in a pre-tax gain on disposition of $21,023. For the nine months ended October 31, 2004, three equity method investments were sold including Chapel Hill Mall, Chapel Hill Suburban, and Manhattan Town Center Mall, resulting in a pre-tax gain of $31,996 which is included in Equity in Earnings of Unconsolidated Entities in the Company's Consolidated Statement of Earnings.




            Forest City Enterprises, Inc. and Subsidiaries
                  Supplemental Operating Information

                  Net Operating Income (in thousands)

                      ------------------------------------------------
                            Three Months Ended October 31, 2005
                      ------------------------------------------------
                        Full     Less     Plus       Plus    Pro-Rata
                       Consol- Minority  Unconsol-  Discont-  Consol-
                       idation Interest   idated    inued     idation
                       (GAAP)            Invest-   Operations  (Non-
                                         ments at              GAAP)
                                         Pro-Rata
                      ------------------------------------------------
Commercial Group
     Retail

       Comparable      $37,411   $4,410    $2,966         $-  $35,967

       ---------------------------------------------------------------
       Total            45,276    4,196     2,966          -   44,046
     Office Buildings

       Comparable       38,934    4,820     1,013          -   35,127

       ---------------------------------------------------------------
       Total            40,311    4,620       778          -   36,469
     Hotels

       Comparable       12,424    3,447       445          -    9,422

       ---------------------------------------------------------------
       Total            12,424      763       445          -   12,106

     Earnings from
      Commercial Land
      Sales              6,395      227         -          -    6,168
     Development Fees    1,052      421         -          -      631
     Other                (382)   1,981       229          -   (2,134)

Total Commercial Group

       Comparable       88,769   12,677     4,424          -   80,516

       ---------------------------------------------------------------
       Total           105,076   12,208     4,418          -   97,286

Residential Group
     Apartments

       Comparable       22,966      872     6,517          -   28,611

       ---------------------------------------------------------------
       Total            25,466    1,315     7,397         (9)  31,539

Total Real Estate
 Groups

       Comparable      111,735   13,549    10,941          -  109,127

       ---------------------------------------------------------------
       Total           130,542   13,523    11,815         (9) 128,825


Land Development Group  22,323      961       (48)         -   21,314

The Nets                (3,781)       -       516          -   (3,265)

Corporate Activities    (9,420)       -         -          -   (9,420)

----------------------------------------------------------------------
Grand Total           $139,664  $14,484   $12,283        $(9)$137,454



                      ------------------------------------------------
                            Three Months Ended October 31, 2004
                      ------------------------------------------------
                        Full     Less     Plus       Plus    Pro-Rata
                       Consol- Minority  Unconsol-  Discont-  Consol-
                       idation Interest   idated    inued     idation
                       (GAAP)            Invest-   Operations (Non-
                                         ments at              GAAP)
                                         Pro-Rata
                      ------------------------------------------------
Commercial Group
     Retail

       Comparable      $36,644   $3,952    $2,872         $-  $35,564

       ---------------------------------------------------------------
       Total            39,194    2,423     3,204        (13)  39,962
     Office Buildings

       Comparable       40,897    5,581     1,109          -   36,425

       ---------------------------------------------------------------
       Total            40,402    5,742     1,158        380   36,198
     Hotels

       Comparable        9,261    2,039       615          -    7,837

       ---------------------------------------------------------------
       Total             9,261       49       615          -    9,827

     Earnings from
      Commercial Land
      Sales                143        -         -          -      143
     Development Fees    1,453      581         -          -      872
     Other                (934)     136       (58)         -   (1,128)

Total Commercial Group

       Comparable       86,802   11,572     4,596          -   79,826

       ---------------------------------------------------------------
       Total            89,519    8,931     4,919        367   85,874

Residential Group
     Apartments

       Comparable       22,132      927     6,265          -   27,470

       ---------------------------------------------------------------
       Total            25,160    1,159     7,590      2,079   33,670

Total Real Estate
 Groups

       Comparable      108,934   12,499    10,861          -  107,296

       ---------------------------------------------------------------
       Total           114,679   10,090    12,509      2,446  119,544


Land Development Group  40,800    3,262       278          -   37,816

The Nets                (1,630)       -       156          -   (1,474)

Corporate Activities    (9,351)       -         -          -   (9,351)

----------------------------------------------------------------------
Grand Total           $144,498  $13,352   $12,943     $2,446 $146,535



                                          ----------------------------
                                                   % Change
                                          ----------------------------
                                              Full        Pro-Rata
                                           Consolidation Consolidation
                                             (GAAP)        (Non-GAAP)
                                          ----------------------------
Commercial Group
     Retail

       Comparable                                   2.1%          1.1%

       -----------------------------------
       Total
     Office Buildings

       Comparable                                  -4.8%         -3.6%

       -----------------------------------
       Total
     Hotels

       Comparable                                  34.2%         20.2%

       -----------------------------------
       Total

     Earnings from Commercial Land Sales
     Development Fees
     Other

Total Commercial Group

       Comparable                                   2.3%          0.9%

       -----------------------------------
       Total

Residential Group
     Apartments

       Comparable                                   3.8%          4.2%

       -----------------------------------
       Total

Total Real Estate Groups

       Comparable                                   2.6%          1.7%

       -----------------------------------
       Total


Land Development Group

The Nets

Corporate Activities

------------------------------------------
Grand Total



            Forest City Enterprises, Inc. and Subsidiaries
                  Supplemental Operating Information

                  Net Operating Income (in thousands)

                       -----------------------------------------------
                             Nine Months Ended October 31, 2005
                       -----------------------------------------------
                         Full     Less    Plus       Plus    Pro-Rata
                        Consol- Minority Unconsol-  Discont-  Consol-
                        idation Interest  idated    inued     idation
                        (GAAP)           Invest-   Operations (Non-
                                         ments at              GAAP)
                                         Pro-Rata
                       -----------------------------------------------
Commercial Group
     Retail

       Comparable      $114,349 $13,583    $8,812         $- $109,578

       ---------------------------------------------------------------
       Total            134,954  13,171     8,944          -  130,727
     Office Buildings

       Comparable       120,756  15,675     3,078          -  108,159

       ---------------------------------------------------------------
       Total            128,131  16,600     2,792          -  114,323
     Hotels

       Comparable        26,840   7,177     1,432          -   21,095

       ---------------------------------------------------------------
       Total             26,840     647     1,432          -   27,625

     Earnings from
      Commercial Land
      Sales              37,970   2,326         -          -   35,644
     Development Fees     7,714   3,085         -          -    4,629
     Other               (7,929)  3,526       278          -  (11,177)

Total Commercial Group

       Comparable       261,945  36,435    13,322          -  238,832

       ---------------------------------------------------------------
       Total            327,680  39,355    13,446          -  301,771

Residential Group
     Apartments

       Comparable        68,445   2,757    19,420          -   85,108

       ---------------------------------------------------------------
       Total             75,947   3,792    23,092      1,627   96,874

Total Real Estate
 Groups

       Comparable       330,390  39,192    32,742          -  323,940

       ---------------------------------------------------------------
       Total            403,627  43,147    36,538      1,627  398,645


Land Development Group   69,818   3,576       191          -   66,433

The Nets                (16,997)      -     1,992          -  (15,005)

Corporate Activities    (25,723)      -         -          -  (25,723)

----------------------------------------------------------------------
Grand Total            $430,725 $46,723   $38,721     $1,627 $424,350



                       -----------------------------------------------
                             Nine Months Ended October 31, 2004
                       -----------------------------------------------
                         Full     Less    Plus       Plus    Pro-Rata
                        Consol- Minority Unconsol-  Discont-  Consol-
                        idation Interest  idated    inued     idation
                        (GAAP)           Invest-   Operations (Non-
                                         ments at              GAAP)
                                         Pro-Rata
                       -----------------------------------------------
Commercial Group
     Retail

       Comparable      $111,194 $13,048    $8,776         $- $106,922

       ---------------------------------------------------------------
       Total            116,352  11,914     9,840      1,263  115,541
     Office Buildings

       Comparable       121,950  16,364     3,269          -  108,855

       ---------------------------------------------------------------
       Total            119,739  17,513     3,236      2,227  107,689
     Hotels

       Comparable        21,045   4,748     1,862          -   18,159

       ---------------------------------------------------------------
       Total             21,045     776     1,862          -   22,131

     Earnings from
      Commercial Land
      Sales                 491       -         -          -      491
     Development Fees    19,641   7,856         -          -   11,785
     Other                1,287   2,477       476          -     (714)

Total Commercial Group

       Comparable       254,189  34,160    13,907          -  233,936

       ---------------------------------------------------------------
       Total            278,555  40,536    15,414      3,490  256,923

Residential Group
     Apartments

       Comparable        66,471   2,948    18,597          -   82,120

       ---------------------------------------------------------------
       Total             74,542   3,444    21,481      6,974   99,553

Total Real Estate
 Groups

       Comparable       320,660  37,108    32,504          -  316,056

       ---------------------------------------------------------------
       Total            353,097  43,980    36,895     10,464  356,476


Land Development Group   74,070   4,974       671          -   69,767

The Nets                 (1,630)      -       156          -   (1,474)

Corporate Activities    (23,454)      -         -          -  (23,454)

----------------------------------------------------------------------
Grand Total            $402,083 $48,954   $37,722    $10,464 $401,315



                                          ----------------------------
                                                   % Change
                                          ----------------------------
                                              Full        Pro-Rata
                                           Consolidation Consolidation
                                              (GAAP)      (Non-GAAP)
                                          ----------------------------
Commercial Group
     Retail

       Comparable                                   2.8%          2.5%

       -----------------------------------
       Total
     Office Buildings

       Comparable                                  -1.0%         -0.6%

       -----------------------------------
       Total
     Hotels

       Comparable                                  27.5%         16.2%

       -----------------------------------
       Total

     Earnings from Commercial Land Sales
     Development Fees
     Other

Total Commercial Group

       Comparable                                   3.1%          2.1%

       -----------------------------------
       Total

Residential Group
     Apartments

       Comparable                                   3.0%          3.6%

       -----------------------------------
       Total

Total Real Estate Groups

       Comparable                                   3.0%          2.5%

       -----------------------------------
       Total


Land Development Group

The Nets

Corporate Activities

------------------------------------------
Grand Total




    CONTACT: Forest City Enterprises, Inc.
             Thomas G. Smith or Thomas T. Kmiecik, 216-621-6060
             On the Web: www.forestcity.net